May 20, 2026

American Century ETF Trust
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

I have acted as counsel to American Century ETF Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 103 (the “PEA”) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221045, 811-23305), registering an indefinite number of shares of beneficial interest of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended (the “1940 Act”). As used in this letter, the term “Shares” refers to the series of shares of beneficial ownership of the Trust indicated on Schedule A hereto.

In connection with rendering the opinions set forth below, I have examined the PEA; the Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and the current Bylaws, as reflected in the corporate records of the Trust; resolutions of the Board of Trustees of the Trust relating to the authorization and issuance of the Shares; and such other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents. I have not independently established any facts represented in the documents so relied on.

I am a member of the Bar of the State of Illinois. The opinions expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are based exclusively on the Delaware Statutory Trust Act to the extent that it may apply to or govern the issuance of shares by the Trust. I express no opinion with respect to any other laws.

Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

1.    The issuance of the Shares has been duly authorized by the Trust.

2.    When issued and paid for upon the terms provided in the PEA, and assuming the continued valid existence of the Trust under the laws of Delaware, the Shares will be validly issued and, subject to the qualifications set forth in the Declaration of Trust, fully paid and non-assessable. In this regard, I note that, pursuant to Section 4.5 of Article IV of the Declaration of Trust, the Trustees have the power to cause each shareholder, or each shareholder of any particular series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

For the record, it should be stated that I am an employee of American Century Services, LLC, an affiliate of the Trust’s investment advisor.

I hereby consent to the use of this opinion as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Sincerely,

/s/ Britny A. Hawk
Britny A. Hawk
Assistant Secretary

American Century Investments
P.O. Box 410141, 4500 Main Street	1-800-345-2021 or 816-531-5575
Kansas City, MO 64141-0141	www.americancentury.com

SCHEDULE A

Series Name	Class Name
American Century Diversified Corporate Bond ETF	N/A
American Century Diversified Municipal Bond ETF	N/A
American Century Quality Diversified International ETF	N/A
American Century U.S. Quality Growth ETF	N/A
American Century U.S. Quality Value ETF	N/A
American Century Focused Dynamic Growth ETF	N/A
American Century Focused Large Cap Value ETF	N/A
American Century Mid Cap Growth Impact ETF	N/A
American Century Select High Yield ETF	N/A
American Century Large Cap Equity ETF	N/A
American Century Large Cap Growth ETF	N/A
American Century Multisector Floating Income ETF	N/A
American Century Multisector Income ETF	N/A
American Century Short Duration Strategic Income ETF	N/A
American Century California Municipal Bond ETF	N/A
American Century Small Cap Growth Insights ETF	N/A
American Century Small Cap Value Insights ETF	N/A
American Century Securitized Credit ETF	N/A
Avantis Emerging Markets Equity ETF	N/A
Avantis International Equity ETF	N/A
Avantis International Small Cap Value ETF	N/A
Avantis U.S. Equity ETF	N/A
Avantis U.S. Small Cap Value ETF	N/A
Avantis Core Fixed Income ETF	N/A
Avantis Core Municipal Fixed Income ETF	N/A
Avantis Short-Term Fixed Income ETF	N/A
Avantis Emerging Markets Value ETF	N/A
Avantis International Large Cap Value ETF	N/A
Avantis Real Estate ETF	N/A
Avantis U.S. Large Cap Value ETF	N/A
Avantis U.S. Small Cap Equity ETF	N/A
Avantis Responsible U.S. Equity ETF	N/A
Avantis Responsible International Equity ETF	N/A
Avantis Responsible Emerging Markets Equity ETF	N/A
Avantis All Equity Markets ETF	N/A
Avantis Inflation Focused Equity ETF	N/A
Avantis All Equity Markets Value ETF	N/A
Avantis All International Markets Equity ETF	N/A
Avantis All International Markets Value ETF	N/A
Avantis International Small Cap Equity ETF	N/A
Avantis Moderate Allocation ETF	N/A
Avantis U.S. Large Cap Equity ETF	N/A
Avantis Emerging Markets Small Cap Equity ETF	N/A
Avantis U.S. Mid Cap Equity ETF	N/A
Avantis U.S. Mid Cap Value ETF	N/A

Avantis Emerging Markets ex-China Equity ETF	N/A
Avantis Credit ETF	N/A
Avantis U.S. Quality ETF	N/A
Avantis Total Equity Markets ETF	N/A
Avantis All International Core Equity ETF	N/A
Avantis U.S. Core Equity ETF	N/A
Avantis Emerging Markets Equity Fund	Institutional Class
G Class
Avantis International Equity Fund	Institutional Class
G Class
Avantis International Small Cap Value Fund	Institutional Class
G Class
Avantis U.S. Equity Fund	Institutional Class
G Class
Avantis U.S. Small Cap Value Fund	Institutional Class
G Class
Avantis Core Fixed Income Fund	Institutional Class
G Class
Avantis U.S. Large Cap Value Fund	Institutional Class
G Class
Avantis U.S. Small Cap Equity Fund	Institutional Class
G Class